Exhibit 10.15

Summary Promissory Note

Date: February 07, 2012

By: Email

Attn: Shareholders – UNorth LLC

274 E Hamilton Ave, Suite A

Campbell, CA 95008

RESOLVED, that LLC would borrow amount of $125,000 from the LLC member Maryam Rowghani on February 07, 2012. LLC agrees to pay back the amount by March 30, 2012 with annual interest rate of 14% calculated on daily basis. The payment schedule will be as follows:

Borrowed Amount: $125,000

Interest: 14.00%

Estimated Value on 03/30/12: $132,493

Daily Interest Rate: 0.038%

/s/ Michael Faro
Michael Faro
Managing Member
UNorth LLC

UNorth® LLC
PO Box 1116, Campbell, CA 95009
1.888.324.2787 tel
1.408.378.7629 fax
www.unorth.com